EXHIBIT 10.3

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2, dated as of December 30, 2015 (this “Amendment”), by and among the Borrowers (as defined below), the Lenders party hereto and the Administrative Agent (as defined below). Reference is made to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 17, 2014 (as amended, restated, amended and restated or otherwise modified, the “Credit Agreement”), by and among AXIALL CORPORATION, a Delaware corporation (“Axiall”), EAGLE SPINCO INC., a Delaware corporation (“Eagle”), ROYAL GROUP, INC., a Canadian federal corporation (“Royal Group” and, together with Axiall and Eagle, the “Borrowers”), GENERAL ELECTRIC COMPANY, a New York corporation (as successor in interest by merger to GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation), as administrative agent (in such capacity, “Administrative Agent”), the Lenders (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement) and the other parties thereto.

WHEREAS, the Borrowers have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as set forth herein;

WHEREAS, the Borrowers, the Administrative Agent and the Lenders party hereto agree to amend certain provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

Section 1. Amendment. Effective as of the Second Amendment Effective Date (as defined below):

(a) Section 5.4 of the Credit Agreement is hereby amended by replacing clause (q) thereof with the following new clause (q):

“(q) Ethylene Cracker Investments in a Person consisting of the contribution in or to such Person of assets of Axiall or any of its Restricted Subsidiaries resulting from capital expenditures that are excluded from “Consolidated Capital Expenditures” pursuant to clause (ii) of the definition thereof;”

(b) Section 5.4 of the Credit Agreement is hereby amended by replacing clause (r)(i) thereof with the following new clause (r)(i):

“(i) Ethylene Cracker Investments in an aggregate amount not to exceed (x) the Maximum Cracker Amount minus (y) the amount of capital expenditures that are excluded from “Consolidated Capital Expenditures” pursuant to clause (ii) of the definition thereof”

(c) Section 5.11 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (l) thereof, replacing the “.” at the end of clause (m) thereof with “;” and adding the following as new clauses (n) and (o):

“(n) Axiall may make Restricted Payments in an aggregate amount not to exceed $75,000,000 in the form of repurchases, redemptions, defeasances or any other acquisition or retirement of Stock or Stock Equivalents over the life of this Agreement; provided, that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) pro forma after giving effect to such Restricted Payment, Excess Availability (A) exceeds $250,000,000 on the day of such Restricted Payment, (B) has exceeded $250,000,000 at all times during the 45 days immediately preceding the date of such Restricted Payment and (C) is reasonably expected to exceed $250,000,000, as certified by a Responsible Officer of the Borrower, on the last day of the calendar month during which such Restricted Payment is made, and on the last day of the next two succeeding calendar months, with trade payables being paid currently in all material respects, expenses and liabilities being paid in the ordinary course of business in all material respects and without any material acceleration of sales or any material deterioration in working capital and (ii) Axiall shall deliver a Permitted Stock Repurchase Payment Certificate to the Administrative Agent at least three Business Days prior to making any Restricted Payment in reliance on this Section 5.11(n); and

(o) Axiall may make Restricted Payments in an aggregate amount not to exceed $50,000,000 for dividend payments in any Fiscal Year; provided, that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) pro forma after giving effect to such Restricted Payment, Excess Availability (A) exceeds $250,000,000 on the day of declaration of such Restricted Payment, (B) has exceeded $250,000,000 at all times during the 45 days immediately preceding the date of declaration for such Restricted Payment and (C) is reasonably expected to exceed $250,000,000, as certified by a Responsible Officer of the Borrower, on the last day of the calendar month during which such Restricted Payment is declared, and on the last day of the next two succeeding calendar months, with trade payables being paid currently in all material respects, expenses and liabilities being paid in the ordinary course of business in all material respects and without any material acceleration of sales or any material deterioration in working capital and (ii) Axiall shall deliver a Permitted Dividend Payment Certificate to the Administrative Agent on or prior to the third Business Day following the date of declaration of any Restricted Payment in reliance on this Section 5.11(o).”

(d) The definition of “Consolidated EBITDA” in Section 11.1 of the Credit Agreement is hereby amended by inserting the following as a new clause (d)(iii):

“and (iii) costs and expenses relating to pension plans and other postretirement benefits paid or payable in cash during such period”

(e) The definition of “Consolidated Capital Expenditures” in Section 11.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Consolidated Capital Expenditures” means, for any period, for Axiall and its Restricted Subsidiaries on a consolidated basis, all capital expenditures, as determined in accordance with GAAP, minus the Net Cash Proceeds received from the sale of capital assets (excluding, for the avoidance of doubt, the sale of inventory in the Ordinary Course of Business) and reinvested during such period; provided, however, that Consolidated Capital Expenditures shall exclude (i) expenditures made with proceeds of any involuntary disposition, or expenditures made in anticipation of the future receipt of such proceeds after the occurrence of an involuntary disposition, to the extent such expenditures are used to purchase property that is used or useful in the business of Axiall and its Restricted Subsidiaries and (ii) expenditures by Axiall and its Restricted Subsidiaries in connection with the construction, operation, maintenance or development of the Ethylene Cracker Facility located in Lake Charles, Louisiana to the extent not financed, directly or indirectly, with the proceeds of any Loans.”

(f) The definition of “Consolidated EBITDA” in Section 11.1 of the Credit Agreement is hereby amended by replacing the “and” at the end of clause (b)(x) thereof with a “,”, renumbering clause (b)(xi) as clause (b)(xii) and adding the following as a new clause (b)(xi):

“(xi) costs, expenses, restructuring charges or reserves in connection with (w) the implementation of the SAP enterprise resource planning platform (including the conversion of sites to the SAP enterprise resource planning platform), (x) cost cutting initiatives associated with the implementation of the SAP enterprise that result in headcount reductions (including associated severance, office consolidation and relocation expenses), or similar reductions related to the sale of other divisions, (y) the preparation of stand-alone financial statements in connection with any contemplated Disposition and (z) the decommissioning and dismantling of the Plaquemine, Louisiana facility, in an aggregate amount for such clauses (xi)(x-z) not to exceed $22,500,000; provided, that each of the addbacks set forth in clause (xi) shall (A) be for costs, expenses, restructuring charges or reserves incurred from the Second Amendment Effective Date through and including the 18-month anniversary of the Second Amendment Effective Date and (B) require backup documentation reasonably acceptable to the Administrative Agent in its reasonable discretion and

(g) The definition of “Consolidated Fixed Charges” in Section 11.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Consolidated Fixed Charges” means, for any period, for Axiall and its Restricted Subsidiaries on a consolidated basis, the sum, without duplication, of (a) Consolidated Cash Interest Charges for such period plus (b) the aggregate amount of scheduled cash principal payments (whether or not made) during such period in respect of Indebtedness (including, without limitation, the attributable indebtedness of capital leases) of Axiall and its Restricted Subsidiaries plus (c) the aggregate amount of cash Restricted Payments made by Axiall and its Restricted Subsidiaries during such period pursuant to clauses (d), (e), (m), (n) or (o) of Section 5.11.”

(h) The definition of “Reserves” in Section 11.1 of the Credit Agreement is hereby amended by replacing the word “and” at the end of clause (a) thereof with a “,” in the first sentence thereof and adding the following as a new clause (c):

“and (c) the Permitted Dividend Reserve”

(i) Section 11.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the correct alphabetical order:

““Permitted Dividend Reserve” means, with respect to the U.S. Borrowing Base and the Export-Related Borrowing Base, a reserve in the amount of the proposed dividend (the “Proposed Dividend”) set forth in any Permitted Dividend Payment Certificate delivered pursuant to Section 5.11(o); provided, that such reserve shall remain in place solely during the period from the date of declaration of the Proposed Dividend through the date of payment of the Proposed Dividend.”

““Permitted Dividend Payment Certificate” means a certificate of a Responsible Officer of the Borrower Representative, on behalf of the Borrowers, in the form of Exhibit 5.11(o) hereto.”

(j) ““Permitted Stock Repurchase Payment Certificate” means a certificate of a Responsible Officer of the Borrower Representative, on behalf of the Borrowers, in the form of Exhibit 5.11(n) hereto.”

““Second Amendment Effective Date” means December 30, 2015.”

(k) Exhibit 4.2(b) (Form of Compliance Certificate) is hereby amended and restated in its entirety in the form attached hereto as Annex I hereto.

(l) Exhibit 5.11(n) (Form of Permitted Stock Repurchase Payment Certificate) is hereby attached to the Credit Agreement in the form of Annex II hereto.

(m) Exhibit 5.11(o) (Form of Permitted Dividend Payment Certificate) is hereby attached to the Credit Agreement in the form of Annex III hereto.

Section 2. Representations and Warranties. The Borrowers represent and warrant to the Lenders as of the date hereof that:

(a) This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms.

(b) Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement and each of the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date, except to the extent such representation or warranty relates to an earlier date (in which event such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein (as of such earlier date).

(c) Before, at the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3. Conditions to Effectiveness. This Amendment shall become effective (the “Second Amendment Effective Date”) when the Administrative Agent (or its counsel) shall have received (i) from (A) the Required Lenders and (B) each of the other parties hereto, a counterpart of this Amendment signed on behalf of such party and (ii) payment of the fees and expenses contemplated by Section 5.

Section 4. Sale of Agent; Assignment of Loans, Resignation of Agent and Appointment of Successor Agent. Notwithstanding anything to the contrary in the Loan Documents (including any consents or notices required under the Loan Documents), in the event of the consummation of a disposition of the business (the “Business”) of Agent (a “Sale of Agent”), and if, as a result of such Sale of Agent, such Business is sold (or the assets of such Business are sold) to Wells Fargo Bank, N.A. or one of its affiliates (the “Buyer”), the Credit Parties and the Required Lenders, as applicable, consent to the assignment of the Loans held by Agent and/or its affiliates to the Buyer and further consent to the resignation by the Agent and appointment of the Buyer as successor Agent, L/C Issuer and Swingline Lender which consent shall be effective upon notice by the Administrative Agent.

Section 5. Fees and Expenses.

(a) Borrowers agree to reimburse the Administrative Agent for its and the other Agents’ reasonable out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable fees, charges and disbursements of Weil, Gotshal & Manges LLP, counsel for the Administrative Agent.

(b) Borrowers shall pay an amendment fee to the Administrative Agent for the account of each Lender providing a signature page to this Amendment by 5:00 p.m. (New York time) on December 29, 2015 in an amount equal to 0.10% of such Lender’s Revolving Loan Commitment in effect immediately prior to the Second Amendment Effective Date.

Section 6. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 7. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT.

Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 9. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Loan Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, but a modification thereof pursuant to the terms contained herein.

Section 10. Loan Document. This Amendment is a Loan Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AXIALL CORPORATION,
as Borrower

By:	/s/ Greg Thompson
Name: Greg Thompson
Title: Exec. Vice President and CFO

EAGLE SPINCO INC.,
as Borrower

By:	/s/ Greg Thompson
Name: Greg Thompson
Title: Exec. Vice President and CFO

ROYAL GROUP, INC.,
as Borrower

By:	/s/ Greg Thompson
Name: Greg Thompson
Title: Exec. Vice President and CFO

GENERAL ELECTRIC COMPANY (AS
SUCCESSOR IN INTEREST BY MERGER TO GENERAL ELECTRIC CAPITAL CORPORATION),
as Administrative Agent

By:	/s/ Steven Flowers
Name: Steven Flowers
Title: Duly Authorized Signatory

CF LENDING, LLC, as Lender

By:	/s/ Steven Flowers
Name: Steven Flowers
Title: Duly Authorized Signatory

WELLS FARGO CAPITAL FINANCE, LLC, as Lender

By:	/s/ Tony Leadbetter
Name: Tony Leadbetter
Title: Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as Lender

By:	/s/ Domenic Cosentino
Name: Domenic Cosentino
Title: Vice President

BARCLAYS BANK PLC, as Lender

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

CITIBANK, N.A., as Lender

By:	/s/ Millie Schild
Name: Millie Schild
Title: Vice President

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Andrew Fraser
Name: Andrew Fraser
Title: Vice President

ROYAL BANK OF CANADA, as Lender

By:	/s/ Kevin Flynn
Name: Kevin Flynn
Title: Authorized Signatory

SUNTRUST BANK, as Lender

By:	/s/ Bryan Van Horn
Name: Bryan Van Horn
Title: Vice President